EXHIBIT 2.11(c)

                              TERMINATION AGREEMENT



         THIS AGREEMENT, dated as of April 13, 2000, is by and between UICI, a Delaware corporation ("Parent"), UICI Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), UICI Capital Trust I, a Delaware business trust (the "Trust"), and HealthPlan Services Corporation, a Delaware corporation ("Company").

         WHEREAS, Parent, Sub, the Trust and the Company are parties to an Amended and Restated Agreement and Plan of Merger, dated February 18, 2000, and as amended as of March 6, 2000 (as so amended, the "Merger Agreement");

         WHEREAS, the Merger Agreement provides for the acquisition of the Company by Parent pursuant to a merger of Company with and into Sub;

         WHEREAS, the merger and the other transactions contemplated by the Merger Agreement were subject to satisfaction of several conditions precedent, including, among other things, the receipt by UICI of the written consent of the requisite number of lenders (the "Company Lender Consent") under the Amended and Restated Credit Agreement, dated as of May 1, 1998, as amended, between the Company, the lenders named therein and First Union National Bank, as administrative agent; and

         WHEREAS, despite the commercially reasonable efforts of UICI and the Company, UICI has been unable to obtain the Company Lender Consent.

         NOW, THEREFORE, pursuant to Section 9.1(a) of the Merger Agreement, Parent and the Company do hereby mutually agree to terminate the Merger
Agreement and the parties do hereby further agree that, pursuant to Section 9.2 of the Merger Agreement, the merger shall be abandoned and the Merger
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Agreement shall become void, without liability on the part of any party thereto.

         IN WITNESS WHEREOF, Parent, Sub, the Trust and Company do each hereby acknowledge and agree to the foregoing as of the day and year first above written.



UICI                                     HEALTHPLAN SERVICES CORPORATION


By: /s/ Gregory T. Mutz                  By: /s/ James K. Murray, Jr.
   --------------------                     ----------------------------

Name: Gregory T. Mutz                    Name:   James K. Murray, Jr.
     -----------------
Title: President                         Title:  Chairman, President, and Chief
     -----------------                           Executive Officer





UICI ACQUISITION CO.


By: /s/ Glenn W. Reed
----------------------
Name: Glenn W. Reed
     -----------------
Title: Vice President
     -----------------


UICI CAPITAL TRUST I


By: /s/ Glenn W. Reed
----------------------
Name:   Glenn W. Reed
Title:  Regular Trustee


By: /s/ Matthew R. Cassell
--------------------------
Name:   Matthew R. Cassell
Title:  Regular Trustee


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